[Exhibit 99.1]

                      SETTLEMENT AGREEMENT
                      --------------------

                By and between Global Healthcare
           Laboratories, Inc., Dan L. Williams & Co.,
          Inc., and Med Gen, Inc. in relation to Global
           Healthcare Labs., Inc., et al. v. Med Gen,
          Inc., et al., Case No. CASE NO. 03-80373-CIV-
           Huck/Turnoff in the U.S. District Court for
                the Southern District of Florida

                            RECITALS

      WHEREAS, on May 9, 2003, Global Healthcare Laboratories, Inc., a Kansas corporation ("GLOBAL"), by and through its shareholders Howard A. Gordon and Dan L. Williams; Howard A. Gordon and Dan L. Williams, individually; and Dan L. Williams & Co., Inc. ("DLW & CO.") (collectively, "Plaintiffs") filed suit ("the Lawsuit") against Med Gen, Inc., a Nevada Corporation ("MED GEN") and others ("Defendants") in the U.S. District Court for the Southern District of Florida;

      WHEREAS, the Plaintiffs alleged in their complaint, among other things, claims against MED GEN relating to a July 1, 2000, Master Distributor Agreement;

     WHEREAS, GLOBAL's and DLW & CO.'s claims against MED GEN proceeded to a jury trial before the Hon. Paul C. Huck on July
30, 2004, through August 6, 2004;

     WHEREAS, the jury returned a verdict in favor of GLOBAL and DLW & CO. against MED GEN and awarded damages to GLOBAL and DLW &
CO.;

     WHEREAS, the court entered its Final Judgment (Exhibit "A" hereto) in favor of GLOBAL and DLW & CO. and against MED GEN on August 31, 2004, and awarded Two Million, Four Hundred Eighty Nine Thousand, Four Hundred Eighteen Dollars and Nineteen Cents ($2,489,418.19)[1] to GLOBAL and Eleven Thousand, Seven Hundred Seventy-Three Dollars and No Cents ($11,773.00) to DLW & CO., plus post-judgment interest at the rate of 7% per annum;

      WHEREAS, GLOBAL subsequently filed (i) Plaintiffs  Bill  of
Taxable Costs Against Defendant Med Gen and (ii) Plaintiff Global
Kansas's Verified Motion for Attorneys Fees, and MED GEN filed  a
Motion for New Trial;

     WHEREAS,  the parties stipulate that the value of the  Final
Judgment, together with Plaintiffs' motions for attorneys' fees and costs, is $2.7 million;

     WHEREAS, GLOBAL, DLW & CO., and MED GEN, the parties to this Settlement Agreement, desire to put an end to the expense and disruption of the Lawsuit; to provide for satisfaction of MED GEN's obligations pursuant to the Final Judgment; and to settle MED GEN"s potential liability under Plaintiffs' motions for attorneys' fees and costs, by entering into this Settlement Agreement;




                       TERMS OF SETTLEMENT
                       -------------------

     NOW, THEREFORE, the parties to this agreement, GLOBAL, DLW &
CO., and MED GEN, have stipulated and agreed to enter into this Settlement Agreement under the following terms:

     1. MED GEN agrees to settle this litigation by providing to GLOBAL and DLW & CO., and GLOBAL and DLW & CO. agree to accept in payment of the Final Judgment (Exhibit "A" hereto), consideration in the form of a CASH COMPONENT and STOCK COMPONENT, which are defined below. MED GEN shall pay, and GLOBAL and DLW & CO. agree to accept, such consideration by delivering such consideration to GLOBAL and DLW & CO., in care of their counsel, Sheftall & Torres, P.A., Miami, FL. GLOBAL and DLW & CO. shall apportion said consideration among themselves, and MED GEN's payment obligation to both firms shall be satisfied by timely delivering said consideration to Sheftall & Torres, P.A., Miami, FL.


---------------------------

[1]  All figures herein are stated in United States currency.

     2. Whether or not the CASH COMPONENT and STOCK COMPONENT together prove to be of sufficient value to GLOBAL and DLW & CO. to satisfy the face amount of the Final Judgment, plus post-judgment interest, MED GEN will be required to pay nothing more of value to GLOBAL and DLW & CO. in order to satisfy its obligations under this Settlement Agreement and the Final Judgment if MED GEN fully performs its obligations hereunder. Accordingly, the parties understand and agree that GLOBAL and DLW & CO. are assuming a significant risk that the face amount of the Final Judgment will not be fully satisfied by the consideration MED GEN is required to provide hereunder. The parties further understand and agree that MED GEN's promises of the timely performance of its obligations hereunder are a material inducement to GLOBAL and DLW & CO. to enter into this Settlement Agreement and are essential to mitigating GLOBAL's and DLW & CO.'s risk of non-payment.

                         CASH COMPONENT

     3. The CASH COMPONENT of consideration shall consist of Two Hundred Thousand Dollars and No Cents ($200,000.00), payable to the Sheftall & Torres, P.A., Trust Account in installments. Payments shall be delivered by wire transfer to Sheftall & Torres, P.A., on or before the dates specified below:

          Payment 1: $25,000, due on December 1, 2004;
          Payment 2: $25,000, due on December 20, 2004;
          Payment 3: $25,000, due on January 1, 2005;
          Payment 4: $50,000, due on February 1, 2005; and
          Payment 5: $75,000, due on March 1, 2005.

If, however, any one or more of the conditions below occur, the installment payments listed above shall be accelerated upon the terms described below:

          (a) The unpaid balance of such cash payments would be accelerated to January 1, 2005, if between the date of any public announcement of the settlement and December 31, 2004, Med Gen stock, as quoted on the OTC Bulletin Board, has a closing bid price at or above Thirty Cents ($0.30) per share for five consecutive days.

          (b) The unpaid balance of such cash payments would be accelerated to February 1, 2005, if between the date of any public announcement of the settlement and January 31, 2005, Med Gen stock, as quoted on the OTC Bulletin Board, has a closing bid price at or above Twenty Cents ($0.20) per share for five consecutive days.

          (c) Paul B. Kravitz, MED GEN's CEO, currently holds 2 million exercised cashless options for the purchase of MED GEN common stock as of the date of this Settlement Agreement. In the event that Mr. Kravitz sells any or all of these shares and pays MED GEN the Ten Cents ($0.10) strike price, then Med Gen will utilize these specific payments to accelerate the installment payments owed the Plaintiffs under the settlement.

      4. Public Announcement of Settlement. MED GEN may make a public announcement of this settlement once all parties have fully executed this Settlement Agreement and the subsidiary agreements attached hereto and incorporated herein. The parties currently anticipate that this Settlement Agreement will be executed on or before December 1, 2004, such that MED GEN may make a public announcement of this settlement on or after December 1, 2004. Neither GLOBAL nor DLW & CO. shall review, edit or approve any such announcement by MED GEN prior to publication, and neither GLOBAL nor DLW & CO. shall bear any legal liability for the contents of any such announcement.

                         STOCK COMPONENT

      5. The STOCK COMPONENT of consideration shall consist of the transfer of all the right, title and interest in eight million (8,000,000) shares of MED GEN's common stock to GLOBAL and DLW & CO., on the terms, and subject to the limitations, described below.

     6. MED GEN will duly register with the United States Securities & Exchange Commission (SEC) ten million, two hundred thousand (10,200,000) shares of its treasury common stock with full voting rights for resale by GLOBAL, DLW & CO., and others. The Registration Statement for such shares shall be filed no later than January 15, 2005. If said registration statement is not filed by January 15, 2005, then MED GEN shall transfer to GLOBAL and DLW & CO. an additional five hundred thousand (500,000) shares of said ten million (10,200,000) shares of stock to GLOBAL and DLW & CO. for a total of eight million, five hundred thousand (8,500,000) shares. MED GEN shall bear all costs and expenses of such registration.

      7. MED GEN, its officers, employees, and agents shall use their best efforts to complete the registration process within 60-90 days, if possible, from the date the Registration Statement is
filed.   Among other things, MED GEN will make prompt and  timely
responses  to  SEC inquiries, if any, concerning the Registration
Statement.   MED  GEN  shall  not be liable  for  delays  in  the
registration's becoming effective that are solely attributable to the SEC's actions or failure to act, or that are attributable to other reasons that are not reasonably within MED GEN's control.

      8. Within twenty-four hours of the registration becoming effective, MED GEN shall transfer the shares in the applicable number set forth in 6, above, to GLOBAL's and DLW & CO.'s account at Wachovia Securities, Coral Gables, Florida. Sheftall & Torres, P.A., will provide to MED GEN on or before January 15, 2005, specific account information necessary to effect the stock transfer.

      9. Registration of the MED GEN stock pursuant hereto shall be governed by the Registration Rights Agreement attached hereto at Exhibit "B."

      10. The transfer of the right, title and interest in the MED GEN stock transferred pursuant hereto shall be governed by the Stock Transfer Agreement attached hereto at Exhibit "C."

      11. Subsequent to the registration becoming effective, MED GEN, at its own expense, shall timely file forms and disclosures with the SEC, as necessary, in order to keep current the registration of shares transferred for the benefit of GLOBAL and DLW & CO., so that such shares remain freely tradable, so long as any portion of them is held by, or for the benefit of, GLOBAL and DLW & CO.

      12. GLOBAL and DLW & CO. shall execute voting proxies with respect to all shares received under this Settlement Agreement in favor of Paul B. Kravitz. As mentioned above, all shares transferred pursuant to this Settlement Agreement must be plenary common stock shares so that upon resale in any open market transaction by or on behalf of GLOBAL and DLW & CO. they will confer full voting rights upon the transferees of such shares. In the event that GLOBAL and DLW & CO. sell their shares in a private transaction other than in an arms-length transaction to a non-affiliate (as defined in Rule 144 under the Securities Act of 1933, as amended), then the voting rights will not transfer and the proxies in favor of Mr. Kravitz will remain in effect.

     13. GLOBAL and DLW & CO. shall deliver to MED GEN a complete satisfaction of the Final Judgment when the sum of the proceeds from the CASH COMPONENT and the STOCK COMPONENT equal $2.7
million,  or on December 31, 2005, whichever occurs  first.   The
Satisfaction of Judgment shall be in the form attached hereto at Exhibit "D."

     14. GLOBAL and DLW & CO. agree to provide to MED GEN copies of all filings made with the SEC in connection with their ownership of the shares received under this Settlement Agreement.

                       GENERAL PROVISIONS

     15. Upon the execution of this Settlement Agreement by all parties, GLOBAL and DLW & CO. shall cause to be withdrawn in the Lawsuit before the U.S. District Court (i) Plaintiffs Bill of Taxable Costs Against Defendant Med Gen and (ii) Plaintiff Global Kansas' Verified Motion For Attorneys Fees, to the extent such motions remain pending. Likewise, MED GEN shall cause to be withdrawn its Motion for New Trial, to the extent that motion remains pending. Also upon the execution of this Settlement
Agreement by all parties, the parties to this Settlement Agreement shall file a joint stipulation for dismissal of the Lawsuit in which the parties agree that the court shall reserve jurisdiction to enforce this Settlement Agreement. The foregoing withdrawal of pending motions and joint stipulation for dismissal will be accomplished through the filing of the Joint Notice of Withdrawal of Pending Motions and Joint Stipulation for Dismissal in the form attached hereto at Exhibit "E."

     16. This Settlement Agreement and its attached exhibits sets forth the entire agreement between the parties with respect to its subject matter, and this Settlement Agreement and its attached exhibits may not be altered or modified except by written instrument executed by all parties hereto. The parties expressly acknowledge that no other agreements, arrangements or understandings not expressed in this Settlement Agreement exist among or between them. This Settlement Agreement shall prevail over any and all prior communications regarding the matters addressed herein.

     17.  Time is of the essence of this agreement.

     18. In the event of any ambiguity, the parties acknowledge that they have jointly participated in the drafting of this Settlement
Agreement, and it shall not be construed against any party.

     19. Unless otherwise expressly provided herein, legal notices and other papers to be delivered by and to the parties in connection with the implementation of this Settlement Agreement shall be provided either by (1) facsimile and/or next-day

(excluding Saturday and Sunday) express delivery service, or  (2)
certified mail, to the following persons on behalf of the respective parties:

          (a)  If to GLOBAL and/or DLW & CO., then to:  Scott  D.
     Sheftall,  Esq.,  Sheftall & Torres, P.A., 100  S.E.  Second
     Street,  Suite 2220, Miami, Florida  33131-2151,  Telephone:
     (305) 358-5959, Facsimile: (305) 358-5958;

          (b)   If to MED GEN, then to: Paul B. Kravitz, 7284  W.
     Palmetto  Park  Rd., Suite 207, Boca Raton,  Florida  33433,
     Telephone: (561) 750-1100, Facsimile: (561) 750-6239.

      20. All time periods set forth herein shall be computed in calendar days unless otherwise expressly provided. In computing any period of time prescribed or allowed by this Settlement Agreement, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, a Sunday or a legal holiday recognized by the Federal Rules of Civil Procedure, or, when the act to be done is the filing of a paper in court, a day on which weather or other conditions have made the office of the clerk of the court inaccessible, in which event the period shall run until the end of the next day that is not one of the aforementioned days.

      21. The parties, their successors and assigns, and their counsel undertake to implement the terms of this Settlement Agreement in good faith, and to use good faith in resolving any disputes that may arise in the implementation of the terms of this Settlement Agreement.

       22.    This   Settlement  Agreement  may  be   signed   in
counterparts,  each  of  which  shall  constitute   a   duplicate
original.

Agreed as of the ____ day of December, 2004.

APPROVED AND AGREED TO BY AND ON BEHALF OF:

     Global Healthcare Laboratories, Inc.



          By:_______________________________________
               HOWARD A. GORDON, PRESIDENT

     Dan L. Williams & Co., Inc.



          By:_______________________________________
               DAN L. WILLIAMS, PRESIDENT

     Med Gen, Inc.



          By: ________________________________________
               PAUL B. KRAVITZ, Chief Executive Officer

                Exhibit A to Settlement Agreement

                    STOCK TRANSFER AGREEMENT
                    ------------------------

THIS STOCK TRANSFER AGREEMENT is made and entered into as of December 9, 2004 by and among MED GEN, INC., a Nevada corporation (the "Company"), and GLOBAL HEALTHCARE LABORATORIES, INC., a
Kansas corporation ("Global"), and DAN L. WILLIAMS & COMPANY,
INC., a Kansas corporation ("Williams").
     1. Authorization. The Company has authorized the issuance and acquisition by Global and Williams, subject to the terms and conditions of this Agreement and of the Settlement Agreement, dated as of the date hereof (the "Settlement Agreement"), among the parties hereto, of up to 8,500,000 shares of common stock, par value $.001 per share (the "Common Stock"), of the Company.

     2. Agreement to Issue and Acquire. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, on the Transfer Date (as hereinafter defined), the Company shall issue and transfer to Global and Williams and Global and Williams shall acquire from the Company, the respective number of shares of Common Stock set forth in the Settlement Agreement (collectively, the "Shares") for the consideration set forth in the Settlement Agreement.

     3. Issuance. The issuance and transfer of the Shares shall take place at the offices of Sheftall & Torres, P.A., 100
Southeast  Second Street, Suite 2220, Miami, Florida   33131,  at
10:00 a.m., Miami time, on the date immediately after the satisfaction or waiver of all conditions specified in Sections 4 and 5 hereof, including, without limitation, the effectiveness of
the  Registration Statement (as hereinafter defined).   The  time
and date of such issuance and transfer are hereinafter defined as the "Transfer Date." Certificates evidencing the Shares acquired by Global and Williams hereunder shall be registered as provided in the Settlement Agreement, or as otherwise instructed by Global or Williams in writing. The certificates evidencing the Shares shall be delivered to Global and Williams on the Transfer Date, with any transfer taxes payable in connection with the transfer of such Shares duly paid.

4. Conditions to the Company's Obligations. The Company's obligations to issue the Shares to Global and Williams and consummate the transactions contemplated by this Agreement on the Transfer Date are subject to satisfaction of the following conditions:

     (a) All representations and warranties of Global and Williams contained in this Agreement shall be true and correct in all material respects (if not qualified by materiality) or in all respects (if qualified by materiality) at and as of the Transfer Date with the same effect as though such representations and warranties were made at and as of the Transfer Date;

     (b) Global and Williams shall have performed and complied in all material respects with all the covenants and agreements required by this Agreement and the Settlement Agreement to be performed or complied with by them hereunder or thereunder at or prior to the Transfer Date;

     (c) The Company shall have received from each of Global and Williams on the Transfer Date a certificate, dated as of the Transfer Date and signed by an executive officer of Global or Williams, as the case may be, to the effect that the representations and warranties of Global or Williams contained in this Agreement are true and correct in all material respects (if not qualified by materiality) or in all respects (if qualified by materiality) at and as of the Transfer Date with the same effect as though such representations and warranties were made at and as of the Transfer Date and that Global and Williams has performed and complied in all material respects with all of the covenants and agreements required by this Agreement and the Settlement Agreement to be performed or complied with by it hereunder or thereunder at or prior to the Transfer Date; and

     (d) All material documents, instruments and other items required by this Agreement to be delivered by Global and Williams to the Company at or prior to the Transfer Date shall have been delivered to the Company at or prior to the Transfer Date.

     5. Conditions to Global's and Williams' Obligations. The obligations of Global and Williams to acquire the Shares and consummate the transactions contemplated by this Agreement on the Transfer Date are subject to the following conditions:

     (a) All representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (if not qualified by materiality) or in all respects (if qualified by materiality) at and as of the Transfer Date with the same effect as though such representations and warranties were made at and as of the Transfer Date;

     (b) The Company shall have performed and complied in all material respects with all the covenants and agreements required by this Agreement, the Registration Rights Agreement (as hereinafter defined) and the Settlement Agreement to be performed or complied with by the Company hereunder or thereunder at or prior to the Transfer Date;

     (c) Global and Williams shall have received from the Company on the Transfer Date a certificate, dated as of the Transfer Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects
(if not qualified by materiality) or in all respects (if qualified by materiality) at and as of the Transfer Date with the same effect as though such representations and warranties were made at and as of the Transfer Date and that the Company has performed and complied in all material respects with all of the covenants and agreements required by this Agreement, the Registration Rights Agreement and the Settlement Agreement to be performed or complied with by the Company hereunder or thereunder at or prior to the Transfer Date;

     (d) All material governmental and/or regulatory consents, approvals, orders or authorizations necessary for the consummation of the transactions contemplated hereby shall have been obtained, all material governmental and/or regulatory filings and notices necessary for the consummation of the transactions contemplated hereby shall have been made or given, as the case may be, and all material third-party consents necessary for the consummation of the transactions contemplated hereby shall have been obtained;

     (e) The Company shall have delivered to Global and Williams at the Transfer Date duly executed certificates representing the Shares to be delivered at the Transfer Date registered as provided in the Settlement Agreement or as otherwise instructed by Global or Williams in writing;

     (f) The Company shall have delivered or caused to be delivered to Global and Williams at the Transfer Date an opinion of counsel for the Company, dated the Transfer Date, to the effect set forth in Exhibit A ("Company's Opinion of Counsel");

     (g)  All actions required to be taken by the Company under
Section 607.0902 of the Florida Business Corporation Act necessary to cause the acquisition by Global and Williams of the Shares pursuant to this Agreement to not constitute a "control-share acquisition" as defined therein shall have been taken;

     (h) The Company and its Board of Directors shall have taken all actions required to be taken in order to render inapplicable to this Agreement, the issuance of the Shares and the other transactions contemplated hereunder the provisions of all anti-takeover and related, affiliated interested party or control-share transaction laws and regulations of any jurisdiction, including, without limitation, Sections 78.378 to 78.3793 and
78.411 to 78.444 of the Nevada Revised Statutes;

     (i) The Company shall have provided to Global and Williams a true and correct copy, certified by the Company's secretary, of the resolutions of the Company's Board of Directors approving this Agreement, the Registration Rights Agreement, the Settlement Agreement and the transactions contemplated hereby and thereby;

     (j) Between the date hereof and the Transfer Date, (i) there shall not have occurred any material adverse event affecting the Company or any of its subsidiaries or any of their respective businesses, operations, financial conditions, assets or liabilities (contingent or otherwise) and (ii) the Company shall not have restated or announced its intention to restate any portion of its financial statements as included in any filing with the Securities and Exchange Commission (the "SEC") or in any press release or other form of media;

     (k) All material documents, instruments and other items required by this Agreement to be delivered by the Company to Global and Williams at or prior to the Transfer Date shall have been delivered to Global and Williams at or prior to the Transfer Date; and

     (l) The registration statement (the "Registration Statement") filed by the Company pursuant to the Registration Rights
Agreement, dated as of the date hereof (the "Registration Rights Agreement"), among the parties hereto shall have become effective, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company, shall be contemplated by the SEC.

     6. Representations, Warranties and Covenants of the Company. The Company represents and warrants to, and covenants with, Global and Williams that:

     (a) The Company has on a timely basis filed all forms, reports and documents required to be filed by it with the SEC since January 1, 2002. Except to the extent available on the SEC's web
site   through  the  Electronic  Data  Gathering,  Analysis   and
Retrieval System ("EDGAR") two (2) days prior to the date of this Agreement, Schedule 6(a) lists, or the Company has delivered to Global and Williams copies in the form filed with the SEC of, (i) the Company's Annual Reports on Form 10-KSB for each fiscal year of the Company beginning since January 1, 2002, (ii) the Company's Quarterly Reports on Form 10-QSB for each of the first three fiscal quarters in each of the fiscal years of the Company referred to in clause (i) above, (iii) all proxy statements relating to the Company's meetings of shareholders (whether annual or special) held, and all information statements relating to shareholder consents since the beginning of the first fiscal year referred to in clause (i) above, (iv) all certifications and statements required by (x) the SEC's Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 4-460), (y) Rule 13a-14 or 15d-14 under the Exchange Act or (z) 18 U.S.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002 ("SOX")) with respect to any report referred to in clause (i), (ii) or (iii) above, (v) all other forms, reports, registration statements and
other   documents  (other  than  preliminary  materials  if   the
corresponding definitive materials have been provided to Global and Williams pursuant to this Section 6(a)) filed by the Company with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements and other documents referred to in clauses (i), (ii),
(iii), (iv) and (v) above (including those filed after the date hereof) are, collectively, referred to as the "Company SEC Documents"), and (vi) all comment letters received by the Company from the Staff of the SEC since January 1, 2002 and all responses to such comment letters by or on behalf of the Company. To the date of the Transfer Date, the Company SEC Documents (x) were or will be prepared, in all material respects, in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not at the time they were filed with the SEC, or will not at the time they are filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No subsidiary of the Company is or has been required to file any form, report, registration statement or other document with the SEC. The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; and such controls and procedures are effective to provide reasonable assurance that all material information concerning the Company and its subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure
documents.    To  the  Company's knowledge, except  as  otherwise
disclosed in the Company SEC Documents, each director and executive officer of the Company has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since January 1, 2000. As used in this Section 6(a), the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

     (b) Except as otherwise disclosed in the Company SEC Documents, the financial statements of the Company and its subsidiaries included in the Company SEC Documents (including the related notes) complied and will comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including, without limitation, Regulation S-X), have been and will be
prepared   in  accordance  with  generally  accepted   accounting
principles in the United States ("GAAP") (except, in the case of unaudited statements, to the extent permitted by Regulation S-X for Quarterly Reports on Form 10-QSB) applied on a consistent basis during the periods and at the dates involved (except as may be indicated in the notes thereto) and fairly present and will fairly present, in all material respects, the consolidated financial condition of the Company and its subsidiaries at the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to notes or the absence thereof and normal year-end audit adjustments that were not, or with respect to any such financial statements contained in any Company SEC Documents to be filed subsequent to the date hereof are not reasonably expected to be, material in amount or effect). Except (A) as reflected in the Company's audited balance sheet at September 30,
2003   or   liabilities  described  in  any  notes  thereto   (or
liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP), (B) for liabilities incurred in the ordinary course of business since September 30, 2003 consistent with past practice or in connection with this Agreement, the Registration Rights Agreement or the Settlement Agreement, or the
transactions  contemplated  hereby and  thereby,   (C)  otherwise
disclosed in the Company SEC Documents, or (D) otherwise set forth in Schedule 6(b) hereto, to the knowledge of the Company, neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature. The Company has been in compliance with all rules and regulations promulgated in response to SOX with respect to non-audit services performed by its independent auditors since the date of the enactment of such rules and regulations.

     (c) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of Nevada, (ii) has the corporate power and authority to own, lease, use and operate its properties and to conduct its business as currently conducted and as described in the Company SEC Documents and (iii) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing, use or operation of its property requires such qualification, except in connection with the representation in clause (iii) where the failure to be so qualified as a foreign corporation would not have a material adverse effect on the Shares, the assets, liabilities, business,
properties,  operations,  financial  condition  or   results   of
operations   of   the   Company  and/or  its  subsidiaries,   the
transactions   contemplated  hereby  or  by  the  agreements   or
instruments  to  be entered into in connection  herewith  or  the
authority   or  the  ability  of  the  Company  to  perform   its
obligations  under  this Agreement, or the  other  agreements  or
instruments  to  be  entered  into  in  connection  herewith   (a
"Material Adverse Effect").

     (d) Except as set forth in Schedule 6(d), the Company SEC Documents set forth the name of each subsidiary of the Company or other entity in which the Company owns, directly or indirectly, any equity or debt interest or any form of proprietary interest, or any obligation, right or option to acquire any such interest, and the jurisdiction of its formation. Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease, use and operate its properties and to conduct its business as currently conducted and described in the Company SEC Documents and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing, use or operation of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. Except as set forth in Schedule 6(d), all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

     (e) Each of this Agreement, the Registration Rights Agreement, the Settlement Agreement and the other agreements and documents executed and/or delivered by the Company in connection herewith has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting creditors' rights generally and general principles of equity. The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Settlement Agreement, and the other agreements and documents executed and/or delivered by the Company in connection herewith and to consummate the transactions contemplated hereby and thereby and to issue the Shares, in accordance with the terms hereof and thereof.

     (f) The authorized capital stock of each of the Company and its subsidiaries conforms as to legal matters to the description thereof contained in the Company SEC Documents. As of the date of this Agreement, the authorized capital stock of the Company consists only of (i) 50,000,000 shares of Common Stock of which 28,936,447 shares are issued and outstanding, 8,135,852 shares are reserved for issuance pursuant to the Company's stock option plans, and no shares are reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for shares of Common Stock and (ii) 5,000,000 shares of preferred stock, of which no shares are issued and outstanding or reserved for issuance pursuant to securities exercisable for or convertible into or exchangeable for shares of preferred stock.
All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company or any of its subsidiaries are subject to preemptive rights or any other similar rights of the shareholders of the Company or any of its subsidiaries or any liens or encumbrances imposed through the actions or failure to act of the Company or any of its subsidiaries. Except as disclosed prior to the date hereof in the Company SEC Documents,
(i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever that have been granted by the Company relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except as provided in the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Shares.
The Company SEC Documents contain true and correct copies of the Articles of Incorporation of the Company as in effect on the date hereof, the By-laws of the Company as in effect on the date hereof and the terms of all securities convertible into or exercisable for Common Stock of the Company or capital stock of each of its subsidiaries and the material rights of the holders thereof in respect thereto.

     (g) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and the Settlement Agreement, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and will not be subject to any preemptive or similar rights and Global and Williams shall have received good title with respect to the Shares.

     (h) Except as set forth in Schedule 6(h) hereto, the execution, delivery and performance of this Agreement, the Registration
Rights Agreement and the Settlement Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws of the Company or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default
(or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, contract, indenture, patent, patent license or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or any of its subsidiaries or their securities are subject) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Neither the Company nor any of its subsidiaries is in violation of its respective Articles of Incorporation, By-laws or other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its subsidiaries in default) under, and neither the Company nor any of its subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, contract, indenture or instrument to which the Company or any of its subsidiaries is a party or by which any property or assets of the Company or any of its subsidiaries is bound or affected. The businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, except to the extent that the failure to so conduct such businesses does not and will not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and the Settlement Agreement and as required under the Securities Act and any applicable state securities laws and by the rules and regulations of the OTC
Bulletin Board, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, or self regulatory organization or stock market or third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights
Agreement or the Settlement Agreement or any other agreements executed and delivered by it in accordance with the terms hereof or thereof or to issue the Shares in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected or will be obtained or effected on or prior to the Transfer Date.

     (i) Except as set forth on Schedule 6(i) hereto or as disclosed prior to the date hereof in the Company SEC documents, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and/or any of its subsidiaries, taken as a whole, since September 30, 2003.

     (j) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately disclosed prior to the date hereof in the Company SEC Documents or set forth on Schedule 6(j) hereto.

     (k) Except as set forth in Schedule 6(k) hereto or the Company SEC Documents prior to the date hereof, and except where such has not had and could not reasonably be expected to have a Material Adverse Effect, on the Company or, any of its subsidiaries, the Company and each of its subsidiaries (i) have obtained all applicable permits, licenses and other authorizations, including the Company Permits (as hereinafter defined), which are required to be obtained under all applicable federal, state or local laws or any applicable regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment ("Environmental Laws"), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic material or wastes, including petroleum, into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes, including petroleum, by the Company or any of its subsidiaries (or their respective agents); (ii) are in compliance with all Environmental Laws and all terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) as of the date hereof, are not aware of nor have received notice of any uncured past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with Environmental Laws or which could give rise to any material capital expenditure or common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding against the Company or any of its subsidiaries under any Environmental Law or otherwise based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, emission, discharge or release into the environment of any pollutant, contaminant, or hazardous or toxic material or waste, including petroleum; (iv) have taken all actions necessary under applicable Environmental
Laws to register any products or materials required to be registered by the Company or any of its subsidiaries (or any of their respective agents) thereunder and (v) none of the Company nor any of its subsidiaries has entered into any agreement to undertake or pay for any response action of any kind or nature or to pay any damages (including punitive damages), costs, fines or penalties associated with any release or threatened release of any pollutant, contaminant or hazardous or toxic material or waste, including petroleum, at any location.

    (l) The Company and its subsidiaries own or possess all patents, patent rights, licenses, inventions, copyrights, know-how
(including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing.

     (m) The Company is not, and after giving effect to the issue of the Shares will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     (n) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Company has, directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the offer or issue of the Shares in a manner that would require the registration under the Securities Act of the Shares; or (ii) offered, solicited offers to buy or issued the Shares by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities
Act; and neither the Company nor any Affiliate of the Company will engage in any of the actions described in clauses (i) and
(ii) of this paragraph.

     (o) Subject to the accuracy of Global's and Williams' representations herein, it is not necessary in connection with the offer, issuance and delivery of the Shares to Global and Williams in the manner contemplated by this Agreement to register the Shares under the Securities Act.

     (p) The Company shall comply with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Shares and the listing or quotation of the Shares.

     (q) The Company has not taken and will not, in violation of applicable law, take any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

     (r) The Company is eligible to file with the SEC a registration statement on Form SB-2 for purposes of registering the resale of the Shares.

     (s) No shareholder of the Company or any other person has any right (which has not been waived) to require the Company to register the sale of any shares owned by such shareholder or person under the Securities Act in the Registration Statement to be filed by the Company on behalf of Global and Williams;
provided, however, that the Settlement Agreement contemplates that up to 2,200,000 additional shares of Common Stock may be included in the Registration Statement.

     (t) Except as otherwise disclosed in the Company SEC Documents prior to the date hereof, the Company and each of its subsidiaries has made or filed, or properly filed for an extension with respect to, all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as otherwise disclosed in the Company SEC Documents or on Schedule 6(t), there are no unpaid taxes in any material amount claimed to be due to the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.
Except as otherwise disclosed in the Company SEC Documents prior to the date hereof, neither the Company nor any of its subsidiaries has executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.

    (u) Except as otherwise disclosed in the Company SEC Documents prior to the date hereof, except for arm's length transactions pursuant to which the Company or any of its subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its subsidiaries could obtain from third parties, each of which is set forth in the Company SEC Documents prior to the date hereof, none of the officers, directors, or employees of the Company or any of its subsidiaries is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     (v) All information relating to or concerning the Company or any of its subsidiaries set forth in this Agreement is true and correct in all material respects as of the date hereof and the Company has not omitted to state any material fact necessary in order to make the statements made herein, in light of the circumstances under which they were made, not misleading.

     (w) The Company and each of its subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits,
easements,   variances,   exemptions,   consents,   certificates,
approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), except where the failure to so possess such Company Permits would not have a Material Adverse Effect, and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for such conflicts, defaults or violations which would not have a Material Adverse Effect.

     (x) To the knowledge of the Company, each of the Company and its subsidiaries has good and marketable title in fee simple to all real property owned by it, free and clear of all liens, encumbrances and defects except (x) liens for real estate taxes not  yet  due and payable and (y) recorded easements,  covenants, and  other restrictions of record which do not impair the current
use,  occupancy  or value of the property subject  thereto.   Any
real property and facilities held under lease by the Company and/or its subsidiaries are held by them under valid, subsisting and enforceable leases.

     (y) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost.

     (z) Except as set forth in Schedule 6(z) hereto, neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has, in the course of his actions for, or on behalf of, the Company or any of its subsidiaries, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

     (aa) The Company (both before and after giving effect to the transactions contemplated by this Agreement) and, each of its subsidiaries is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company or any of its subsidiaries would not have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature.

     (bb) The Company has not, since the enactment of SOX, extended credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company. The Company SEC Documents identify any loan or extension of credit maintained by the Company to which the second sentence of Section 13(k)(1) of the Exchange Act applies. Each of the Company, its directors and its senior financial officers has consulted with the Company's independent auditors and with the Company's outside counsel with respect to, and (to the extent applicable to the Company) is familiar in all material respects with all of the requirements of, SOX. The Company is in compliance with the provisions of SOX applicable to it as of the date hereof and has implemented such programs and has taken reasonable steps, upon the advice of the Company's independent auditors and outside counsel, respectively, to ensure the Company's future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all provisions of SOX which shall become applicable to the Company after the date hereof.

     (cc) No duties, liabilities or obligations of the Company vest, accelerate or become due and owing as a result of the Company's concluding the transactions contemplated by this Agreement including, without limitation, loan payments to affiliates, salary continuation payments, employment benefits, or any other Company duties, liabilities or obligations whether owed to shareholders, employees, affiliates or unrelated third parties.

     7.   Representations, Warranties and Covenants of Global and
Williams.

Global and Williams each represents and warrants to, and covenants with, the Company in each case severally but not jointly, as follows:

     (a) It and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Shares which have been requested by them. It is acquiring the Shares for its own account for investment only and with no present intention of distributing any of the Shares or any arrangement or understanding with any other persons regarding the distribution of the Shares, other than as contemplated in the Registration Rights Agreement or pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, it does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with applicable law and the provisions of this Agreement.

     (b) It will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, except in compliance with the Securities Act and the
applicable   rules  and  regulations  of  the   SEC   thereunder.
Notwithstanding the foregoing or anything else contained herein to the contrary, nothing herein shall restrict the Shares from being pledged as collateral in connection with a bona fide margin account or other lending arrangement provided such pledge is effected in compliance with applicable law.

     (c) It will not make any sale of the Shares without complying with the provisions of this Agreement and without causing the prospectus delivery requirement, if any, under the Securities Act to be satisfied, and it acknowledges that, until such time as the Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 under the Securities Act ("Rule 144") without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares may bear a restrictive legend in substantially the following form:

          The    securities   represented    by    this
          certificate  have been acquired  directly  or
          indirectly  from  the Company  without  being
          registered under the Securities Act of  1933,
          as   amended  (the  "Act"),  or   any   other
          applicable   securities   laws,    and    are
          restricted securities as that term is defined
          under  Rule  144 promulgated under  the  Act.
          These  securities may not be  sold,  pledged,
          transferred,    distributed   or    otherwise
          disposed of in any manner ("Transfer") unless
          they  are  registered under the Act  and  any
          other  applicable securities laws, or  unless
          the request for Transfer is accompanied by  a
          favorable   opinion  of  counsel,  reasonably
          satisfactory to the Company, stating that the Transfer will not result in a violation of the Act or any other applicable securities laws.

The Company shall cause the legend set forth above to be removed and the Company shall issue a certificate without such legend to the holder of any Shares upon which it is stamped if (a) such Shares are sold under an effective registration statement filed under the Securities Act or (b) such holder provides the Company with reasonable assurances that such Shares can be sold pursuant to Rule 144(k) without any restriction as to the number of securities as of a particular date that can then be immediately sold.

     (d) It acknowledges that it has had the opportunity to ask questions of and receive answers from qualified representatives of the Company concerning the terms and conditions of this Agreement and of the Shares to be issued hereunder, as well as the information contained in the Company SEC Documents.

     (e) It acknowledges that it is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the Shares and that, by reason of its knowledge and experience in financial and business matters in general, and investments of this type in particular, and the knowledge and experience in financial and business matters of its representatives and agents, it is capable of evaluating the merits and risks of an investment by it in the Shares.

     (f) It is able to bear the economic risk of an investment in the Shares, including, without limiting the generality of the foregoing, the risk of losing part or all of its investment in the Shares.

     (g) It recognizes that investment in the Shares involves substantial risks. It further recognizes that no Federal or State agencies have passed upon this offering of the Shares or made any findings or determination as to the fairness of this investment.

     (h) It is not acquiring the Shares as a result of or subsequent to any general advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar.

     (i) Each of this Agreement, the Registration Rights Agreement, the Settlement Agreement and the other agreements and documents executed and/or delivered by it in connection herewith has been duly authorized, executed and delivered by, and is a valid and binding agreement of, it, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting creditors' rights generally and general principles of equity. It has all requisite power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Settlement Agreement and the other agreements and documents executed and/or delivered by it in connection herewith and to consummate the transactions contemplated hereby and thereby.

     (j) The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Settlement Agreement and any other agreements executed and delivered by it, and the consummation by it of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any provision of its charter or organizational documents, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, contract, indenture, patent, patent license or instrument to which it is a party, or (iii) to result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to it or by which any of its property or assets is bound or affected. Except as specifically contemplated by this Agreement and the Settlement Agreement and as required under the Securities Act and any applicable state securities laws and by the rules and regulations of the OTC
Bulletin Board, it is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, or self regulatory organization or stock market or third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement or the Settlement Agreement, or any other agreements executed and delivered by it in accordance with the terms hereof or thereof.
All consents, authorizations, orders, filings and registrations which it is required to obtain pursuant to the preceding sentence have been obtained or effected or will be obtained or effected on or prior to the Transfer Date.

     (k) It acknowledges that the Company has relied on the representations contained herein in making its determination that a statutory basis for exemption from the requirements of Section
5 of the Securities Act currently exists.

     8.    Additional Covenants of the Company and/or Global  and
Williams.

     (a) During the period from the date of this Agreement to the Transfer Date, the Company shall permit Global and Williams and their representatives to have reasonable access to the directors, officers, employees, agents, assets and properties of the Company and each of its subsidiaries and all relevant books, records and documents of or relating to the Company and each of its subsidiaries and each of their respective businesses and assets during normal business hours and will furnish to Global and Williams such information, financial records and other documents relating to the Company and each of its subsidiaries and their respective business and assets as Global and Williams may reasonably request. Access to such information by Global and Williams shall be effected through the granting of access by the Company to Global and Williams and shall be governed by a confidentiality agreement to be agreed to among the Company, Global and Williams.

     (b) The Company agrees at its expense to file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to Global and Williams promptly after such filing. The Company shall at its expense, on or before the Transfer Date, take such action as the Company shall reasonably determine is necessary to qualify the Shares for sale to Global and Williams at the Transfer Date under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Global and Williams on or prior to the Transfer Date.

     (c) Prior to the Transfer Date, the Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the maximum number of Shares issuable pursuant to the Settlement Agreement.

     (d) The Company shall promptly secure the listing of the Shares upon each national securities exchange, the OTC Bulletin Board or automated quotation system, if any, upon which shares of Common
Stock are then listed (subject to official notice of issuance) and, as long as Global and Williams owns any of the Shares, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Shares. The Company will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") to the extent, and on such other exchanges upon which, shares of the Company's Common Stock are then listed.

     (e) The Company covenants and agrees that, unless Global and Williams shall have consented in writing (which consent, in the case of (vii) below, shall not be unreasonably withheld), neither the Company nor any of its subsidiaries shall, between the date of this Agreement and the Transfer Date, directly or indirectly do or propose or agree to do any of the following:

     (i) amend or otherwise change its Articles of Incorporation or Bylaws or equivalent organizational documents;

     (ii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

     (iii) reclassify, combine, recapitalize, split, subdivide, exchange or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

     (iv) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

     (v)    operate its business other than in the ordinary course;

     (vi) merge or consolidate with any other entity or sell all or substantially all of its assets;

     (vii) issue any securities other than pursuant to obligations in existence on the date hereof;

     (viii) dissolve, liquidate or wind up or spin-off any assets;

     (ix) enter into any agreement, contract, arrangement or understanding with any Affiliate of the Company; or

     (x) agree, in writing or otherwise, to take any of the foregoing actions or any action that would make any representation or warranty in this Agreement made by the Company untrue or incorrect.

     9. Reliance on Representations. Notwithstanding any knowledge of facts determined or determinable by any of Global and Williams or  the Company by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other party hereto contained in this Agreement, the Registration Rights Agreement, the Settlement Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties set forth in this Agreement, the Registration Rights Agreement or the Settlement Agreement is independent of each
other  representation, warranty, covenant  and  agreement.   Each
representation and warranty made by any party in this Agreement, the Registration Rights Agreement and the Settlement Agreement shall survive the Transfer Date.

10. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier,
(iii) one (1) business day after being deposited with such courier, if made by overnight courier or (iv) on the third day after deposit in the mail, if made by first-class mail, to the parties as follows:

(a)  if to Global and Williams, to:    Sheftall & Torres, P.A.
                                       100 Southeast Second Street
                                       Suite 2220
                                       Miami, Florida 33131

     With a copy to:                   J. Thomas Cookson
                                       Akerman Senterfitt
                                       One Southeast Third Avenue
                                       28th Floor
                                       Miami, Florida  33131

     if to the Company, to:            Med Gen, Inc.
                                       7284 W. Palmetto Park Road
                                       Suite 207
                                       Boca Raton, Florida  33433
                                       Attn:  Paul Kravitz

     With a copy to:                   Stewart Merkin
                                       444 Brickell Avenue
                                       Suite 300
                                       Miami, Florida  33131


or to such other address as such person or entity may have furnished to the other persons or entities identified in this
Section 10 in writing in accordance herewith.

     11. Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

12. Modification; Amendment. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented unless pursuant to an instrument in writing signed by the Company and Global and Williams.

13. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. Except as provided in this Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such matters. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such matters.

14. Counterparts. This Agreement may be signed in any number of original or facsimile counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida.
16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                 [SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
                              GLOBAL HEALTHCARE LABORATORIES,
                              INC.


                              By:
                                 ---------------------------------
                              Name:
                                   -------------------------------
                              Title:
                                    ------------------------------


                              DAN L. WILLIAMS & COMPANY, INC.


                              By:
                                 ---------------------------------
                              Name:
                                   -------------------------------
                              Title:
                                    ------------------------------

                              MED GEN, INC.


                              By:
                                 ---------------------------------
                              Name:
                                   -------------------------------
                              Title:
                                    ------------------------------

                Exhibit A to Settlement Agreement

                  REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made as of the 9th day of December, 2004, by and among MED GEN, INC., a Nevada corporation (the "Company"), and GLOBAL HEALTHCARE LABORATORIES, INC., a Kansas corporation ("Global"), and DAN L. WILLIAMS & COMPANY, INC., a Kansas corporation ("Williams").

WHEREAS, the Company has agreed to issue shares of its common stock, par value $.001 per share, pursuant to the terms of the Settlement Agreement, dated as of the date hereof (the
"Settlement Agreement"), to Global and Williams; and

WHEREAS, entering into this Agreement is a condition to Global and Williams entering into the Settlement Agreement and this Agreement is a material inducement to Global and Williams to enter into the Settlement Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     17.
DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

AFFILIATE: An affiliate of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

AGREEMENT: This Agreement, as this it may be amended, supplemented or modified from time to time in accordance with the terms hereof.

BUSINESS DAY: Each Monday, Tuesday, Wednesday, Thursday and
Friday that is not a day on which banking institutions in Miami, Florida are authorized or obligated by law or executive order to close.

COMMENCEMENT DATE: The date hereof.

COMMON STOCK: The common stock, par value $.001 per share, of the Company or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

COMPANY: Med Gen, Inc., a Nevada corporation, and any successor entity thereto.

EFFECTIVENESS PERIOD: The earlier of (i) the date when the Holders of Registrable Securities are able to sell all such securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act or any successor rule thereto or otherwise, or (ii) the sale pursuant to the Registration Statement of all securities registered thereunder.

EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

FILING DATE: January 15, 2005.

HOLDER: Each owner of any Registrable Securities (provided that, for the period prior to the Transfer Date (as defined in the Stock Transfer Agreement of even date herewith among the parties hereto) Global and Williams shall be deemed to be Holders hereunder).

PROSPECTUS: The prospectus included in the Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the resale of any of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all materials incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

REGISTRABLE SECURITIES: The shares of Common Stock to be issued or issuable under the Settlement Agreement (including any shares of Common Stock issued or issuable thereon upon any stock split, stock combination, stock dividend or the like), upon original issuance thereof and at all times subsequent thereto, and associated related rights, until the earliest of (i) the date on which the resale thereof has been effectively registered under the Securities Act and such securities have been disposed of in accordance with the Registration Statement relating thereto, (ii) the date on which such securities have been distributed to the public pursuant to Rule 144 or are saleable pursuant to paragraph
(k) of Rule 144 or (iii) the date on which such securities cease to be outstanding.

REGISTRATION STATEMENT: Any registration statement of the Company filed with the SEC pursuant to the Securities Act that covers the resale of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus (including pre- and post-effective amendments), all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

REQUISITE INFORMATION: As defined in Section 2(c) hereof.

RULE 144: Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation.

RULE 144A: Rule 144A promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation.

RULE 415: Rule 415 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation.

RULE 424: Rule 424 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation.

RULE 430A: Rule 430A promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation.

SEC: The Securities and Exchange Commission, or any successor governmental agency or authority thereto.

SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

TRANSFER AGENT: The registrar and transfer agent for the Company's Common Stock.

     18.
REGISTRATION STATEMENT.

     (a)  REGISTRATION RIGHTS. Subject to the conditions set forth in
Section 2(c), the Company, at its own expense, agrees to file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the

Common Stock constituting Registrable Securities. The Company shall use best efforts to cause the Registration Statement to be filed as soon as practicable but in no event later than the Filing Date. The Registration Statement shall be on Form SB-2 under the Securities Act or another appropriate form selected by the Company permitting registration of such Registrable Securities for resale by the Holders in the manner or manners reasonably designated by the Holders. The Company shall use best efforts to cause the Registration Statement to be declared effective pursuant to the Securities Act as soon as reasonably practicable following the filing thereof (which the parties anticipate will ordinarily occur 60 to 90 days after the filing thereof), and to keep such Registration Statement continuously effective under the Securities Act during the Effectiveness
Period. In the event securities are registered on the Registration Statement on behalf of the Company or other holders in addition to the Holders, in no event shall the number of Registrable Securities covered by the Registration Statement be cut back, limited or reduced.

     (b) SUPPLEMENTS AND AMENDMENTS. The Company shall keep any Registration Statement continuously effective by supplementing and amending such Registration Statement if so required by the rules, regulations or instructions applicable to the registration form used for such Registration Statement, if required by the Securities Act or if reasonably requested by the Holders or by any underwriter of such Registrable Securities. If the Registration Statement under Section 2(a) ceases to be available for use by the Holders because the Company no longer qualifies to use such form of registration statement, the Company shall be required to file as promptly as reasonably practicable a new Registration Statement on an appropriate form and its obligations hereunder shall continue to apply in all respects.

     (c) SELLING SECURITYHOLDER INFORMATION. Each Holder wishing to register to sell Registrable Securities pursuant to the Registration Statement and related Prospectus agrees to notify the Company, in a timely manner, and confirm such Holder's agreement to be bound by the terms of this Agreement and include such information regarding it and the distribution of its Registrable Securities as is required by law to be disclosed by the Holder in the Registration Statement (the "Requisite Information") to the Company prior to any intended distribution of Registrable Securities under the Registration Statement.

     The Company shall use best efforts to file, as soon as practicable after the receipt of the Requisite Information from any Holder or any changes in the Requisite Information with respect to such Holder (including, without limitation, any changes in the plan of distribution), a Prospectus supplement pursuant to Rule 424 or otherwise amend or supplement such Registration Statement to include in the Prospectus the Requisite Information as to such Holder (and the Registrable Securities held by such Holder), and the Company shall provide such Holder a copy of such Prospectus as so amended or supplemented containing the Requisite Information in order to permit such Holder to comply with the Prospectus delivery requirements of the Securities Act in a timely manner with respect to any proposed disposition of such Holder's Registrable Securities and to file the same with the SEC. Each Holder shall promptly notify the Company of any material changes to the Requisite Information provided to the Company by such Holder.

     (d) ADDITIONAL AGREEMENTS OF HOLDERS. Each Holder agrees not to dispose of Registrable Securities pursuant to the Registration
Statement   without   complying  with  the  prospectus   delivery
requirements  under  the  Securities Act.   Each  Holder  further
agrees that it will comply fully with applicable federal and state securities laws in connection with the distribution of any Registrable Securities pursuant to the Registration Statement. Each Holder further acknowledges having been advised by the Company that applicable federal securities laws prohibit Holders from trading in securities of the Company at any time while in possession of material non-public information about the Company.

     19.
REGISTRATION PROCEDURES.

In connection with the Company's registration obligations hereunder, the Company shall effect such registrations on the appropriate form selected by the Company to permit the resale of Registrable Securities in accordance with each Holder's intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as reasonably possible:

      (a) Furnish to the Holders and the managing underwriters, if any, copies of all such documents proposed to be filed (including those documents incorporated or deemed to be incorporated by reference) and use its commercially reasonable efforts to reflect in each such document, when so filed with the SEC, such comments as the Holders may reasonably propose. The Company shall not file any such Registration Statement or related Prospectus or any amendments or supplements thereto (including any document that would be incorporated or deemed incorporated by reference) to which the Holder or the managing underwriters, if any, shall
reasonably   object   in   writing  (by  hand-delivery,   courier
guaranteeing overnight delivery or telecopy) within five Business Days after the receipt of such documents. Notwithstanding the foregoing, the Company shall not be required to furnish to the Holders or the managing underwriters, if any, any amendments or supplements to the Registration Statement or Prospectus filed
solely  to  reflect  changes  to  the  amount  of  Common   Stock
constituting Registrable Securities held by any particular Holder or immaterial revisions to the information contained therein.

     (b) Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period set forth in Section 2(a) hereof; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement and Prospectus during such period in accordance with the intended method or
methods   of  disposition  by  the  Holder  set  forth  in   such
Registration Statement as so amended or in such Prospectus as so supplemented including, without limitation, the filing of any Prospectus supplement pursuant to Rule 424 in order to add or change any selling security holder information (including any such supplements or amendments pursuant to Section 2(c) hereof, provided such Holder to which such change applies complies with the Requisite Information requirements of Section 2(c) hereof).

     (c) Notify the Holders and the managing underwriters, if any, promptly and, if requested by any such person, confirm such notice in writing:

          (i) (A) when a Prospectus or any Prospectus supplement or post-effective amendment is proposed to be filed and (B) with respect to a Registration Statement or any post-effective amendment, when the same has become effective;

          (ii) of any written comments from the SEC with respect to any filing and of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus or for additional information related thereto;

          (iii) of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use or effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

          (iv) of the receipt by the Company of any notification with respect to the suspension of qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

          (v) of the existence of any fact or the happening of any event during the Effectiveness Period that makes any statement of material fact made in such Registration Statement or related Prospectus untrue in any material respect, or that requires the making of any changes in such Registration Statement or Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the Prospectus, such Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

          (vi) of the determination by the Company that a post effective amendment to the Registration Statement will be filed with the SEC.

     (d) Use commercially reasonable efforts to obtain the withdrawal of any stop order or order enjoining or suspending the use or effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification)
of   any   of  the  Registrable  Securities  for  sale   in   any
jurisdiction, at the earliest practicable moment.

     (e) If reasonably requested by a Holder, or managing underwriters, if any, to:

          (i) promptly include in a Prospectus supplement or post-effective amendment such information as the Holder or managing underwriters, if any, may reasonably request to be included therein; and

          (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be included in such Prospectus supplement or post-effective amendment.

     (f) Furnish to each Holder who so requests, and each managing underwriter, if any, without charge, at least one copy of the Registration Statement and each amendment thereto (but excluding
schedules,   all   documents  incorporated  or   deemed   to   be
incorporated therein by reference and all exhibits, unless requested in writing by such Holder or any managing underwriter and then only to the person who so requested).

     (g) Deliver to each Holder and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses
(including each form of Prospectus) and each amendment or supplement thereto as such persons may reasonably request; and the Company hereby consents to the use of such Prospectus, and each amendment or supplement thereto, by each of the selling
Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable
Securities covered by such Prospectus and any amendment or supplement thereto.

     (h) Prior to any public offering of Registrable Securities, use all reasonable efforts to register or qualify, or cooperate with the Holders of Registrable Securities to be sold or the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder or underwriter reasonably requests in writing, keep each such registration or qualification (or exemption therefrom) effective during the period the Registration Statement is required to be kept effective and do any and all other acts or things legally necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified.

     (i) In connection with any sale or transfer of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with the Holders and the managing underwriters, if any, to (i) facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold (unless the same shall be in book-entry form), which certificates shall not bear any restrictive legends, unless required by applicable securities laws and shall be in a form eligible for deposit with the Depositary Trust Company, and
(ii) enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may reasonably request at least two Business Days prior to any sale of Registrable Securities.

     (j) Use best efforts to cause the offering of the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the Holders or managing underwriter, if any, to consummate the disposition of such Registrable Securities; provided, however, that the Company shall not be required to register the Registrable Securities in any jurisdiction that would require the Company to qualify to do business in any jurisdiction where it is not then so qualified.

     (k) Upon the occurrence of any event contemplated by Section 3(c)(iv) hereof, as promptly as reasonably practicable, prepare a supplement or amendment, including, if appropriate, a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (l) Enter into such agreements (including any underwriting agreements in form, scope and substance as may be reasonably req \uested and as are customary in underwritten offerings) and take all such other appropriate actions in connection therewith
(including   those   reasonably   requested   by   the   managing
underwriters, if any, or a Holder of the Registrable Securities being sold) in order to expedite or facilitate the sale of such Registrable Securities. In connection with any underwritten offering, the Company will:

          (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries
   (including with respect to businesses or assets acquired or to be acquired by any of them), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested;

          (ii) obtain, as may reasonably be required, opinions of counsel to the Company (which may include in-house counsel) and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any), addressed to each selling Holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings (including any such matters as may be reasonably requested by such underwriters);

          (iii) obtain, as may reasonably be required, customary "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed (where reasonably possible) to each selling Holder of Registrable Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; and

          (iv) deliver such documents and certificates as may be reasonably requested by a Holder of the Registrable Securities being sold or the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) of this Section 4(m) and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

     (m) Make available for inspection by a representative of the Holders of Registrable Securities being sold, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, consultant or accountant retained by such selling Holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (other than records and
documents   that   the   Company  and  its  subsidiaries   agreed
contractually not to disclose and the disclosure of which would violate any such contractual agreement) as they may reasonably request, and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information (other than information that the Company and its subsidiaries agreed contractually not to disclose and the disclosure of which would violate any such contractual agreement) in each case reasonably requested by any such representative, underwriter, attorney, consultant or accountant in connection with such Registration Statement and as shall be reasonably necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Holders and the other parties thereto by one counsel designated by and on behalf of such Holders and other parties and provided further, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company as confidential at the time of delivery or inspection
(as   the  case  may  be)  of  such  information  shall  be  kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus); (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person; or (iv) such information becomes available to any such person from a source other than the
Company  and  such  source  is  not  known  to  be  bound  by   a
confidentiality agreement.

     (n) (i) list all shares of Common Stock covered by any Registration Statement on any securities exchange on which the Common Stock is then listed; or (ii) authorize for quotation on the National Market of the National Association of Securities Dealers Automated Quotation System, Small-Cap Market or OTC Bulletin Board all Common Stock covered by any such Registration Statement if the Common Stock is then so authorized for quotation.

          (o) Make all reasonable efforts to provide such information as is required for any filings required to be made with the National
Association of Securities Dealers, Inc. ("NASD").

     20.
REGISTRATION EXPENSES.

All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by it whether or not any Registration Statement is filed or becomes effective. The fees and expenses referred to in the foregoing sentence shall include:

     (a) all registration, filing, securities exchange listing, NASD and rating agency fees and expenses;

     (b) printing expenses (including, without limitation, printing Prospectuses if the printing of Prospectuses is required by the managing underwriters, if any, or by a Holder of the Registrable
Securities);

     (c)  messenger, copying, telephone and delivery expenses;

     (d)  fees and disbursements of counsel for the Company;

     (e) fees and disbursements of all independent certified public accountants referred to in Section 3(m)(iii) including, without limitation, the expenses of any special audits or "cold comfort" letters required by Section 3(m)(iii);

     (f) fees and expenses of all other persons retained by the Company; and

     (g) all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws of all jurisdictions in which the Registrable Securities are to be registered and any legal fees and expenses incurred in connection with the blue sky qualifications of the Registrable Securities and the determination of their eligibility for investment under the laws of all such jurisdictions.

Notwithstanding anything in this Agreement to the contrary, the Holders shall be responsible for all expenses customarily borne by selling securityholders (including underwriting discounts, commissions and fees and expenses of counsel to the selling Holders).

     21.
INDEMNIFICATION.

     (a) The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, such Holder's affiliates, and their respective officers, directors, employees, representatives and agents and each person, if any, who controls any Holder of Registrable Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim or damage arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim or damage arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder of Registrable Securities (which also acknowledges the indemnity provisions herein) or any person, if any, who controls any such Holder of Registrable Securities expressly for use in the
Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that this indemnity agreement shall not apply to any loss, liability, claim or damage if the Holder fails to deliver at or prior to the written confirmation of sale, the most recent Prospectus, as amended or supplemented, and such Prospectus, as amended or supplemented, would have corrected such untrue statement or omission or alleged untrue statement or omission of a material fact (provided that the Company has delivered to such Holder, or otherwise given notice to such Holder of the existence of, such most recent Prospectus, as supplemented or amended).

     (b) In connection with the preparation of the Registration Statement in which a Holder of Registrable Securities is participating in furnishing information relating to such Holder of Registrable Securities to the Company for use in such Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, each such Holder agrees, severally and not jointly, to indemnify and hold harmless any other Holders of Registrable Securities, and the Company, their affiliates, their respective officers, directors, employees, representatives and agents and each person, if any, who controls such other Holders or the Company within the meaning of either such Section, against any and all loss, liability, claim or damage described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder of Registrable Securities (which also acknowledges the indemnity provisions herein) or any person, if any, who controls any such Holder of Registrable Securities expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel), for the Holders of Registrable Securities, and all persons, if any, who control the Holders of Registrable Securities within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, collectively (unless representation of all Holders and such parties by the same counsel would be inappropriate due to actual or potential differing interests between or among them), and (b) the fees and expenses of more than one separate firm (in addition to any local counsel), for the Company and each person, if any, who controls the Company within the meaning of either such Section, and that all fees and expenses payable under (a) and (b) above shall be reimbursed as they are incurred. In the case of any such separate firm for the Holders of Registrable Securities, and control persons of the Holders of Registrable Securities, such firm shall be reasonably acceptable to the Company. In the case of any such separate firm for the Company and control persons of the Company, such firm shall be reasonably acceptable to the Holders of a majority in interest of the Registrable Securities. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 5 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. No indemnified party shall, without the prior written consent of the indemnifying party, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 5 (whether or not the indemnified parties are actual or potential parties thereto).

     (d) If the indemnification to which an indemnified party is entitled under this Section 5 is for any reason unavailable to or insufficient although applicable in accordance with its terms to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative fault of the Company on the one hand and the Holders of the Registrable Securities on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Holder of the Registrable Securities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5(d). The aggregate amount of losses, liabilities, claims, damages, and expenses incurred by an indemnified party and referred to above in this Section 5(d) shall be deemed to include any out-of-pocket legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission to alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The remedies provided in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

For purposes of this Section 5(d), each person, if any, who controls any Holder of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled, compromised, or with respect to which the party requesting contribution consented to the entry of a judgment, without such party's written consent, which consent shall not be unreasonably withheld or delayed.

     (e) The Company may require as a condition to including the Registrable Securities in the Registration Statement, and to entering into any underwriting agreement with respect thereto, that the Company shall have received an undertaking from the Holder and such underwriter to comply with the provisions of this
Section 5.

     (f) The agreements contained in this Section 5 shall survive the transfer or sale of the Registrable Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

     22.
INFORMATION REQUIREMENTS.

     (a) The Company agrees that, if at any time before the end of the Effectiveness Period the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and use reasonable efforts to take such further reasonable action as any Holder of Registrable Securities may reasonably request in writing to
enable   such  Holder  to  sell  Registrable  Securities  without
registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act (or any similar rule or regulation hereafter adopted by the SEC) and customarily taken in connection with sales pursuant to such exemptions, including, without limitation, making available adequate current public information within the meaning of paragraph (c)(2) of Rule 144 and delivering the
information  required by paragraph (d) of Rule  144A.   Upon  the
written request of a Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such reporting requirements.

     (b) The Company shall file reports required to be filed by it under the Exchange Act and any other securities exchanges or markets on which the Common Stock is listed or quoted.

     23.
UNDERWRITTEN REGISTRATION.

If any of the Registrable Securities covered by the Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be investment bankers of recognized national standing selected by the Holders of a majority in interest of the Registrable Securities subject to the consent of the Company (which will not be unreasonably withheld or delayed). No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the Holders of a majority in interest of the Registrable Securities and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up agreements and other documents reasonably required under the terms of such underwriting arrangements. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated on a pro rata basis among the Holders.

     24.
MISCELLANEOUS.

     (a) OTHER REGISTRATION RIGHTS. The Company may in the future grant registration rights that would permit any person that is a
third   party   the  right  to  piggy-back  on  the  Registration
Statement; provided, however, that if the managing underwriter, if any, of such offering notifies the Holders that the total amount of Registrable Securities which they and the holders of such piggy-back rights intend to include in the Registration Statement is so large as to materially adversely affect the success of such offering (including the price at which such securities can be sold), then only the amount, the number or kind of securities offered for the account of holders of such piggy-back rights will be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount, number or kind recommended by the managing underwriter and the amount of Registrable Securities to be included shall not be reduced.

     (b) NO INCONSISTENT AGREEMENTS. The Company has not entered or shall not enter into any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

     (c) NO ADVERSE ACTION AFFECTING THE REGISTRABLE SECURITIES. The Company will not take any action with respect to the Registrable Securities which would adversely affect the ability of any of the Holders to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

     (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof, may not be given, without the written consent of the Company and Holders of a majority in interest of Registrable Securities, provided, however, that, for the purposes of this Agreement, Registrable Securities that are owned, directly or indirectly, by either the Company, or an Affiliate of the Company are not deemed outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Registrable Securities are being sold pursuant to the Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in interest of the Registrable Securities being sold by such Holders pursuant to such Registration
Statement, provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(d), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

     (e) NOTICES. All notices and other communications provided for herein or permitted hereunder shall be made in writing by hand-delivery, courier guaranteeing overnight delivery, certified first-class mail, return receipt requested, or telecopy and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

            (i) if to a Holder, to the address of such Holder as it appears in the Common Stock register of the Company (or for Global and Williams, the addresses set forth in the Stock Transfer Agreement). Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders.

(ii)  if to the Company to:   Med Gen, Inc.
                              7284 W. Palmetto Road
                              Suite 106
                              Boca Raton, Florida  33433
                              Telephone No.:  (561) 750-1100
                              Facsimile No.:   (561) 750-6239
                              Attention:   Paul Kravitz

With a copy to:               Stewart Merkin
                              Suite 300
                              444 Brickell Avenue
                              Miami, Florida  33131
                              Telephone No:  (305) 357-5556
                              Facsimile No.:  (305) 358-2490

     (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of each existing and future Holder. The Company may not assign or delegate its rights or obligations hereunder without the prior written consent of the Holders of a majority in interest of the Registrable Securities, other than by operation of law pursuant to a merger or consolidation to which the Company is a party.

     (g)  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA,
AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF
FLORIDA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     (h) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

     (i) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to "Section" and "paragraph" refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

     (j) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a
complete   and   exclusive  statement  of   the   agreement   and
understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties solely with respect to such registration rights.

     (k) TERMINATION. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 3, 4, or 5 hereof.

     (l) SPECIFIC PERFORMANCE. The Company agrees that, to the extent permitted by law, (i) the obligations imposed on it in this Agreement are special, unique and of an extraordinary character, and that in the event of a breach by the Company there would not be an adequate remedy at law; and (ii) the Holders shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which they may be entitled at law or in equity.

     (m) CONFIDENTIALITY. Global and Williams agree to keep this Agreement and the Stock Transfer Agreement confidential until the Company issues a press release with regard thereto or otherwise discloses their existence; provided, however, that Global and Williams may make all filings or other disclosures with the Court in connection with the Settlement Agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                              MED GEN, INC.


                              By:
                                 ------------------------------------



                              GLOBAL HEALTHCARE LABORATORIES,
                              INC.


                              By:
                                 ------------------------------------



                              DAN L. WILLIAMS & COMPANY, INC.


                              By:
                                 ------------------------------------


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